UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 2

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

TETRA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	74-2148293 (I.R.S. Employer Identification No.)

24955 Interstate 45 North The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Series One Junior Participating Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:  None.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

ITEM 1.DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission (“SEC”) by TETRA Technologies, Inc., a Delaware corporation (the “Company”), on October 28, 1998, as amended by Amendment No. 1 thereto filed with the SEC on November 6, 2008 (collectively, the “Registration Statement”), relating to the rights distributed to the stockholders of the Company (the “Rights”) in connection with the Rights Agreement, dated as of October 26, 1998, as amended by the First Amendment to Rights Agreement, dated as of November 6, 2008 (collectively, the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

The Registration Statement is hereby amended by adding the following text after the last paragraph of Item 1 of the Registration Statement:

On March 13, 2013, the Company and the Rights Agent entered into the Second Amendment to Rights Agreement, dated as of March 13, 2013 (the “Second Amendment”).  The Second Amendment amends the Rights Agreement to accelerate the “Final Expiration Date” to March 13, 2013.  Accordingly, the Rights granted under the Rights Agreement will expire at 5:00 p.m., Houston, Texas time on March 13, 2013, and the Rights Agreement will be terminated and will be of no further force and effect.

The preceding summary of the principal terms of the Second Amendment is a general description only and is subject to the detailed terms and conditions of the Second Amendment, which is incorporated herein by reference to Exhibit 4.3 to this Registration Statement on Form 8-A/A.

ITEM 2.  EXHIBITS.

Exhibit Number	Description
3.1

Certificate of Designation of Series One Junior Participating Preferred Stock of the Company dated October 27, 1998 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on October 28, 1998 (SEC File No. 001-13455)).

4.1

Rights Agreement, dated October 26, 1998, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on October 28, 1998 (SEC File No. 001-13455)).

4.2

First Amendment to Rights Agreement, dated November 6, 2008, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A/A filed on November 6, 2008 (SEC File No. 001-13455)).

4.3

Second Amendment to Rights Agreement, dated March 13, 2013, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 13, 2013 (SEC File No. 001-13455)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TETRA Technologies, Inc.
By:	/s/Elijio V. Serrano
Elijio V. Serrano
Senior Vice President & Chief Financial Officer
Date: March 13, 2013

INDEX OF EXHIBITS

Exhibit Number	Description
3.1

Certificate of Designation of Series One Junior Participating Preferred Stock of the Company dated October 27, 1998 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on October 28, 1998 (SEC File No. 001-13455)).

4.1

Rights Agreement, dated October 26, 1998, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on October 28, 1998 (SEC File No. 001-13455)).

4.2

First Amendment to Rights Agreement, dated November 6, 2008, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A/A filed on November 6, 2008 (SEC File No. 001-13455)).

4.3

Second Amendment to Rights Agreement, dated March 13, 2013, between the Company and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 13, 2013 (SEC File No. 001-13455)).